U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GREAT ELM CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3219054
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-214723
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, par value $0.001 per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, par value $0.001 per share, of Great Elm Capital Group, Inc. (the “Registrant”). The description of the units set forth under the heading “Description of Our Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-214723), originally filed with the Securities and Exchange Commission on November 18, 2016, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 15, 2013).

3.2	Certificate of Ownership and Merger merging Unwired Planet, Inc. with and into Openwave Systems Inc. (incorporated by reference to Exhibit 3.3 to the Form 10-Q filed on May 10, 2012).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on January 5, 2016).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on June 16, 2016).

3.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on February 6, 2015).

4.1	Form of the Registrant’s common stock certificate (incorporated by reference to Exhibit 4.1 to the Form 10-K filed on September 13, 2016)

4.2

Tax Benefits Preservation Agreement, dated as of January 20, 2015, between the Registrant and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Form 8-A filed on January 21, 2015).

4.3	Form of Subscription Certificate to Purchase Shares (incorporated by reference to Exhibit 4.3 to the Form S-3 filed on September 13, 2016 (File No. 333-213620))

4.4	Form of Notice to Stockholders who are Record Holders (incorporated by reference to Exhibit 4.4 to the Form S-3 filed on September 13, 2016 (File No. 333-213620))

4.5	Form of Notice to Stockholders who are Acting as Nominees (incorporated by reference to Exhibit 4.4 to the Form S-3 filed on September 13, 2016 (File No. 333-213620))

4.6	Form of Notice to Clients of Stockholders who are Acting as Nominees (incorporated by reference to Exhibit 4.6 to the Form S-3 filed on September 13, 2016 (File No. 333-213620))

4.7	Form of Notice of Guaranteed Delivery (incorporated by reference to Exhibit 4.7 to the Form S-3 filed on September 13, 2016 (File No. 333-213620))

4.8	Form of Beneficial Owner Election Form (incorporated by reference to Exhibit 4.8 to the Form S-3 filed on September 13, 2016 (File No. 333-213620)).

4.9	Form of Nominee Holder Election Form (incorporated by reference to Exhibit 4.9 to the Form S-3 filed on September 13, 2016 (File No. 333-213620))

10.1

Amended and Restated Backstop Investment Agreement, dated as of October 13, 2016, by and among Registrant and the Investors named therein incorporated by reference to Exhibit 10.1 to the Form S-1 filed on October 14, 2016 (File No. 333-213620)).

10.2

Registration Rights Agreement, dated as of September 13, 2016, by and among the Registrant and the holders named therein (incorporated by reference to the Exhibit 10.2 to the Form 8-K filed on September 13, 2016).

10.3	Form of Dealer Manager Agreement (incorporated by reference to Exhibit 10.3 to the Form S-3 filed on September 13, 2016 (File No. 333-213620))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: November 22, 2016	By:	/s/ Richard S. Chernicoff
		Name:	Richard S. Chernicoff
		Title:	Chief Executive Officer